CONSULTING AGREEMENT


      This agreement is entered into between SSP Management Corp., a Colorado Corporation (hereafter known as SSP) and Lexon, Inc, an Oklahoma Corporation (hereafter known as LXXN), with reference to the following facts.

      LXXN has expressed a desire to enter into this exclusive agreement with SSP to provide Internet Public Relations Services for LXXN. SSP is in the business of providing such services and desires to enter into an agreement with LXXN to provide these services. This Agreement is for the purpose of defining the services to be provided and the rights and responsibilities of both parties.

     I.   SERVICES PROVIDED BY SSP

          1. SSP agrees to prepare a detailed profile report on LXXN following certain guidelines that have already been established by SSP.

          2.  SSP   agrees  to  expose   the   profile   report  to  either  its
     "Superstockpick" database or its "Stellarstocks" database of over 50,000 e-mail subscribers each during the month of April 1999.

          3. SSP will post the profile report on its Stellarstocks.com or Superstockpick.com Internet site no more than (14) days after it has been released, via e-mail, to all subscribers.

          4. SSP will continue to release to its subscribers on the selected Newsletter all new company information (i.e. Press Releases, Annual Reports, Analysts Reports, etc.), which the Company has formally and officially released to the general public, for a period of one (1) year from the date of the original profile.


     II.  Responsibilities of LXXN

           1. LXXN agrees to assist SSP, as requested, in the preparation of the corporate profile report on said Company.

           2. LXXN will, if requested, provide or arrange to be provided to SSP or its designee, such accounting records as may be necessary to complete the corporate "due diligence" necessary to compile an accurate and detailed profile report on the company.

           3. LXXN agrees to provide SSP with certain business and other material information about LXXN, its products, services, contracts, pending litigation, patents, trademarks and

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     other such  business  matters which SSP may request and which SSP considers to be important for the completion of this contract.

           4. LXXN agrees to notify SSP of any changes in the status or nature of its business, any pending litigation, or any other developments that may require further disclosure.

III.  COMPENSATION

          1. For services rendered, as described above, SSP will receive the following compensation: $25,000 in cash, and $25,000 in free trading common stock in LXXN (OTC BB: LXXN) payable upon the execution of this Agreement, and based on the closing bid price of the stock on the date of execution of this Agreement.

          2. For services rendered, LXXN agrees to issue to SSP Management $200,000 in restricted shares common stock, based on the closing bid price of LXXN on the date of the execution of this Agreement, due and payable upon execution of this Agreement.

IV.      ADDITIONAL CONSIDERATION

         N/A

V.       REPRESENTATIONS BY SSP

           SSP represents, warrants, and covenants the following:

           1. SSP is a Corporation duly organized and existing under the laws of the State of Colorado and is in good standing with the jurisdiction of its incorporation.

           2. SSP will disclose to LXXN any and all material facts and circumstances which may affect its ability to perform its undertaking herein.

           3. SSP will cooperate in a prompt and professional manner with LXXN or its agents in the performance of this Agreement.

VI.      REPRESENTATIONS OF LXXN

           LXXN represents, warrants and covenants the following:

           1.  LXXN   will   cooperate   fully   with  SSP  in   executing   the
      responsibilities required under this Agreement so that SSP may fulfill its responsibilities in a timely manner.

           2. LXXN will not circumvent this Agreement either directly or indirectly nor will it interfere with, impair, delay or cause SSP to perform work not described in this Agreement.

           3. LXXN and each of its subsidiaries is a corporation duly organized and existing under the laws of its state of incorporation and is in good standing with the jurisdiction of its incorporation in each state where it is required to be qualified to do business.

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           4. LXXN's articles of incorporation and by-law's  delivered  pursuant to this Agreement are true, and complete copies of same have been duly adopted.

           5. LXXN will cooperate in a prompt and professional manner with SSP, its attorneys, accountants and agents during the performance of the obligations due under this Agreement.

           6. LXXN represents that no person has acted as a finder or investment advisor in connection with the transactions contemplated in this Agreement. LXXN will indemnify SSP with respect to any claim for a finder's fee in connection with this Agreement. LXXN represents that no officer, director or stockholder of the company is a member of the NASD, an employee or associated member of the NASD. LXXN represents that it has disclosed or will disclose to SSP all potential conflicts of interests involving its officers, directors, principals, stockholders and/or employees.

           7. All financial information from LXXN will be provided to SSP in a timely and complete manner and all other information which LXXN has previously provided to SSP concerning LXXN is accurate and complete in every material respect. If it is later determined that such is not the case, it shall be considered a basis for the termination of this Agreement.

           8. LXXN does hereby state that ALL information supplied to SSP during the course of this Agreement shall be true and accurate to the best of LXXN's knowledge. LXXN agrees to hold SSP harmless for the accuracy of any information disclosed under this Agreement.

VII.         CONFIDENTIALITY

           SSP agrees that all information received from LXXN shall be treated as confidential information and SSP shall not share such information with any other person or entity, except as are required by SSP to fulfill this Agreement, without the express written consent of LXXN, unless such disclosure will not cause damages to LXXN.

           LXXN agrees not to divulge any named source (i.e. lenders, institutions, investors, personal contacts, Broker Dealers, etc.) which may be introduced to LXXN by SSP, for a period of one (1) year from the execution of this Agreement. Furthermore, LXXN agrees not to circumvent, either directly or indirectly, the relationship that SSP has with said sources.

VIII.  NOTICES

           Any notices from either party to the other shall be deemed received on the date such notice is personally delivered. Any notice sent by fax transmission shall be deemed received by the other party on the day it has been transmitted. Any notice sent by mail by either party

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     to the other shall be deemed  received on the third  business  day after it has been deposited at a United States Post Office. For purposes of delivering or sending notice to the parties under this Agreement such notices shall be delivered or sent as follows:

             SSP Management Corp.          Lexon, Inc.
             1869 W. Littleton Blvd.       8908 South Yale Ave. Suite 409
             Littleton, CO  80120          Tulsa, OK  74137

IX.   ENTIRE  AGREEMENT

           Neither party has made representations to the other, which is not specifically set forth in this Agreement. There are no oral or other agreements between the parties that have been entered into prior or contemporaneously with the formation of this Agreement. All oral promises, agreements, representations, statements and warranties herein, after asserted by one party against the other, shall be deemed to have been waived by such party asserting that they were made and this Agreement shall supersede all prior negotiations, statements, representations, warranties and agreements made or entered into between the parties to this Agreement.

  X.  NO ASSIGNMENT

           Neither party may assign any benefit due or delegate performance under this Agreement without the express written consent of the other party.

XI.      CONSTRUCTION

           This Agreement shall be governed by the laws of the State of Colorado. It shall also be construed as if the parties participated equally in its negotiation and drafting. The Agreement shall not be construed against one party over another party.

XII.     ATTORNEYS FEES

           In any action concerning the enforcement, breach, or interpretation of this Agreement, the prevailing party shall be entitled to recover its costs of suit and reasonable attorney's fees from the other party, in addition to any other relief granted by the court.

XIV.     WAIVER

           The waiver of any provision of this Agreement by either party shall not be deemed to be a continuing, waiver or a waiver of any other provision of this Agreement by either party.

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XV.   SEVERABILITY

           If any provision of this Agreement or any subsequent modifications hereof are found to be unenforceable by a court of competent jurisdiction, the remaining provisions shall continue to remain in full force and effect.


XVI.     AUTHORITY TO ENTER INTO AGREEMENT

           The individuals signing this Agreement below represent to each other that they have the authority to bind their respective corporations to the terms and conditions of this Agreement. The individuals shall not, however have personal liability by executing this Agreement and sign this Agreement only in their representative capacities as authorized officers of the LXXN and SSP respectively.


      IN WITNESS WHEREOF, the parties hereto have executed this Consulting Agreement on this 31st day of March, 1999.


      Lexon, Inc.                                    SSP Management Corp.


      /s/ Gifford M. Mabie                           /s/James H. Watson, Jr.
      President                                         President


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